UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2005

CYOP SYSTEMS INTERNATIONAL INCORPORATED

(Formerly Triple 8 Development Corporation)

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

000-32355

(Commission File Number)

98-0222927

(I.R.S. Employer Identification Number)

Unit A

149 South Reeves Drive

Beverly Hills, California

90212

(Address of principal executive offices, including zip code)

(310) 248-4860

(Registrant's telephone Number, including area code)

(604) 677-5318

(Registrant’s Fax Number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 4.   Changes in Registrant’s Certifying Accountant

Previous principal independent accountant

On February 16, 2005, Moore Stephens Ellis Foster Ltd., Chartered Accountants (“Ellis Foster“), the principal independent accountant of the Company, resigned.

During the Company’s two most recent fiscal years and all subsequent interim periods preceding the resignation of Ellis Foster, there were no disagreements with Ellis Foster, whether or not resolved, on any matter concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, whether resolved or not resolved to the satisfaction of Ellis Foster, would have caused Ellis Foster to make reference to the subject matter of the disagreements in connection with its reports for such period. Ellis Foster, as the Company’s principal independent accountant, did not provide an adverse opinion or disclaimer of opinion to the Company’s financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles during the Company’s two most recent fiscal years and all subsequent interim periods preceding the resignation of Ellis Foster. During the Company’s two most recent fiscal years and all subsequent interim periods preceding the resignation of Ellis Foster, there have been no disagreements with Ellis Foster or reportable events, as defined in Item 304(a)(1)(iv) of Regulation S-B.

New principal independent accountants

On February 16, 2005, the Audit Committee of the Company approved and authorized the engagement of De Leon & Company P.A. Certified Public Accountants and Consultants (“De Leon”), as the independent public accountants of the Company. On February 16, 2005, the Company engaged De Leon, 510 NW 159th Lane, Pembroke Pines, Florida 33028, as the principal independent accountant for the Company.

During the Company’s two most recent fiscal years, the Company has not consulted with De Leon with respect to the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, nor received any written or oral advice.”

Exhibit No.

Description

Exhibit 16.1

Letter from Moore Stephens Ellis Foster Ltd., Chartered Accountants, dated February 16, 2005

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:

February 16, 2005

CYOP SYSTEMS INTERNATIONAL INCORPORATED

Per: /s/ Mitch White ------------------------------------ Mitch White, Chairman, CEO and Director